                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       KAUFMAN AND BROAD HOME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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







                                PROXY STATEMENT




                               -----------------




                                 NOTICE OF 2000


                       KAUFMAN AND BROAD HOME CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS


                              AND PROXY STATEMENT






                              -------------------





                              KAUFMAN [LOGO] BROAD

                                      LOGO
                       KAUFMAN AND BROAD HOME CORPORATION
                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                 (310) 231-4000

                            ------------------------

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            ------------------------

                                 March 1, 2000

                            Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of Kaufman and Broad Home Corporation at 9:00 a.m. on April 6, 2000 at the Company's corporate headquarters in Los Angeles, California.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors. Whether or not you plan to attend, please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided to ensure that your shares will be represented.

We look forward to seeing you on April 6th.

                                   Sincerely,

                                /s/BRUCE KARATZ
                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                              [KAUFMAN BROAD LOGO]
                       KAUFMAN AND BROAD HOME CORPORATION

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                            To Be Held April 6, 2000

                       To the Holders of the Common Stock
                     of Kaufman and Broad Home Corporation:

 The Annual Meeting of Stockholders of Kaufman and Broad Home Corporation (the
                                   "Company")
  will be held on Thursday, April 6, 2000 at 9:00 a.m. Los Angeles time at the
                                   Company's
  corporate headquarters, 10990 Wilshire Boulevard, 7th Floor, in Los Angeles,
                                   California
                          for the following purposes:

 (1) To elect two Class II Directors, each to serve for a term of three years;

  (2) If properly presented, to consider and act upon a stockholder proposal, which is opposed by the Board of Directors; and

  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

 The Board of Directors has fixed the close of business on February 10, 2000 as the record date for determination of holders of Common Stock entitled to notice of, and to vote at, the meeting or any
  adjournment thereof. If you plan to attend the meeting, you may be asked to present photo identification; and if you hold your shares in a brokerage account
   (in "street name"), you will need to bring a copy of a brokerage statement reflecting your ownership of shares on February 10, 2000.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
 THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. YOU MAY
   ALSO VOTE BY CALLING THE 800-NUMBER LISTED ON YOUR PROXY CARD. YOUR PROMPT RETURN OF THE PROXY CARD OR TELEPHONE VOTE WILL ENSURE THAT YOUR SHARES ARE
 REPRESENTED AT THE MEETING AND WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF
                              SOLICITING PROXIES.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                              /S/KIMBERLY N. KING
                                KIMBERLY N. KING
                            Corporate Secretary and
                       Director, Corporate Legal Affairs

                            Los Angeles, California
                                 March 1, 2000

                                      LOGO

                       KAUFMAN AND BROAD HOME CORPORATION

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024

                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 6, 2000
                            ------------------------

                              GENERAL INFORMATION

  Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders to be held on Thursday, April 6, 2000 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A copy of the Company's Annual Report to Stockholders for the fiscal year ended November 30, 1999, including audited financial statements, is also being mailed to stockholders concurrently with this Proxy Statement. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed Proxy Card will commence on or about March 1, 2000.

  You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and promptly return your Proxy Card in the envelope provided. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by written notice to the Company's Secretary, and, if you attend the Annual Meeting, you may vote your shares in person.

  Only holders of record of the 48,071,369 shares of Common Stock outstanding at the close of business on February 10, 2000 will be entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. The Company's Grantor Stock Trust, established to assist the Company in meeting its stock-related obligations under various employee benefit programs, held 6,491,400 shares of Common Stock outstanding for voting purposes as of the record date. These shares are voted by the trustee of the Grantor Stock Trust in accordance with instructions received from employees participating in the Company's employee stock option plans and/or in the Common Stock investment election under the Company's 401(k) Savings Plan. There is no right to cumulative voting.

  The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified. Where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as directors of the Company of the two individuals named under "Election of Directors" on page 3, and against the stockholder proposal. Since the proxy confers discretionary authority to vote upon other matters that properly may come before the meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the stockholder proposal, and will be counted as present for purposes of voting on the proposal, and will have the effect of a negative vote because passage of the proposal will require the affirmative votes of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors, but may not vote on the stockholder proposal. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the stockholder proposal.

  The persons named as proxies on the enclosed Proxy Card are Bruce Karatz, Chairman and Chief Executive Officer, Michael F. Henn, Senior Vice President and Chief Financial Officer, and Kimberly N. King, Corporate Secretary and Director, Corporate Legal Affairs.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS
                            ------------------------

  At the Annual Meeting, the Board of Directors will present as nominees and recommend to stockholders that the two persons listed below be elected as Class II Directors to serve for a three-year term ending at the 2003 Annual Meeting of Stockholders. Should either of these nominees become unable to serve as a director prior to the Annual Meeting, the persons named on the enclosed Proxy Card will, unless otherwise directed, vote for the election of such other person as the Board of Directors may recommend in place of such nominee. Messrs. Steve Bartlett and Charles Rinehart, also Class II directors, will not be standing for re-election at the Annual Meeting.

  A brief summary of each nominee's principal occupation, business affiliations and other information follows.

--------------------------------------------------------------------------------

[photo of Bruce Karatz]                                   [photo of Randall W. Lewis]

BRUCE KARATZ, age 54, has been Chairman, President, and Chief Executive Officer of the Company since 1993. Mr. Karatz joined the Company's predecessor in 1972, and from 1976 through 1980 he was President of its French homebuilding subsidiary, Kaufman & Broad S.A. From 1980 until the formation of the Company in 1986, Mr. Karatz was President of Kaufman & Broad Development Group; and from 1986 to 1993 he was the Company's President and Chief Executive Officer. Mr. Karatz is a director of Honeywell International Inc., The Kroger Company, National Golf Properties, Inc. and Kaufman & Broad S.A., the Company's publicly-held French subsidiary. Among his civic and professional activities, Mr. Karatz is Chairman of the California Business Roundtable; Chairman of the Los Angeles World Affairs Council; a trustee of the RAND Corporation; a member of the Council on Foreign Relations, the Executive Committee of the Board of Governors of The Music Center of Los Angeles County, and the University of Southern California Law Center Board of Counselors. Mr. Karatz has been a director of the Company since 1986.

RANDALL W. LEWIS, age 48, was elected a director and a Senior Vice President of the Company in January 1999, upon the Company's acquisition of substantially all of the homebuilding operations of the Lewis Homes group of companies ("Lewis Homes"). In January 2000, Mr. Lewis stepped down from his position as Senior Vice President, but has a contractual consulting relationship with the Company. Prior to the acquisition, Mr. Lewis was a principal in Lewis Homes, which was one of the largest privately held homebuilders in the United States. Mr. Lewis is also an Executive Vice President of Lewis Operating Corp., which provides management and administrative services to the commercial, multifamily and other Lewis family businesses that were not acquired by the Company. Mr. Lewis serves on the Residential Development Council of the Urban Land Institute and is an active member of the Sales and Marketing Council. In addition, he is a past president of the Baldy View Chapter of the California Building Industry Association, a charter member of the Institute of Residential Marketing and a life director of the National Association of Homebuilders.

  The other directors of the Company and their respective principal occupations, business affiliations and other information for at least the past five years are as follows.

--------------------------------------------------------------------------------

[photo of Ronald W. Burkle]                               [photo of Jane Evans]

RONALD W. BURKLE, age 47, is the founder and managing partner of The Yucaipa Companies ("Yucaipa"), a private investment firm that invests primarily its own capital. Yucaipa has completed 16 transactions in the supermarket industry nationwide including the acquisition and sale of Dominick's Finer Foods of Chicago, and mergers including: Ralphs Grocery Company, Alpha Beta and Hughes Markets of Southern California; Fred Meyer, Inc. of Portland, Oregon; Smith's Food & Drug of Salt Lake City and QFC of Seattle. In May 1999, Yucaipa completed the merger of Fred Meyer, Inc. with The Kroger Company of Cincinnati forming the largest supermarket company in the United States. Mr. Burkle is also the majority shareholder of Golden State Foods, the largest supplier of food products to McDonald's. Mr. Burkle is a member of the Board and Chairman of the Executive Committee of The Kroger Company, and is a member of the board of Occidental Petroleum Corporation and Kaufman & Broad S.A., the Company's publicly-held French subsidiary. He also serves as Chairman of the Board of D.A.R.E. (Drug Abuse Resistance Education) America; member of the Executive Board for the Medical Sciences at UCLA; Co-Chairman of the Center for International Relations at UCLA; Trustee of the National Urban League; and Founder and Chairman of the Board of Trustees of the Ralphs/Food 4 Less Foundation. He has been a director of the Company since 1995, and his term will expire in 2001.

JANE EVANS, age 55, has been President and Chief Executive Officer of SmartTV, LLC, since 1995. From 1991 to 1995 she served as Vice President and General Manager, Home and Personal Services Division, US West Communications, Inc. From 1987 to 1989 she was a general partner of Montgomery Securities, and from 1989 until 1991 she was President and Chief Executive Officer of the InterPacific Retail Group. Ms. Evans serves as a director of Georgia Pacific, Main Street & Main, Incorporated, PETsMART, Inc., and Philip Morris Companies, Inc. Ms. Evans has been a director of the Company since 1993 and her current term will expire in 2002.

[photo of Dr. Ray R. Irani]                               [photo of James A. Johnson]

DR. RAY R. IRANI, age 65, is Chairman and Chief Executive Officer of Occidental Petroleum Corporation ("Occidental"). He joined Occidental in 1983 as Chairman and Chief Executive Officer of Occidental Chemical Corporation, an Occidental subsidiary, and as Executive Vice President of Occidental. In 1984 he was elected to the Board of Directors of Occidental and was named President and Chief Operating Officer. He assumed the responsibilities of Chairman and Chief Executive Officer, in addition to President, in 1990. Dr. Irani serves as Honorary Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd., an Occidental affiliate, and has been a director since 1984. He served as Chairman of the Board of Canadian Occidental from 1987 to 1999. An Honorary Fellow of the American Institute of Chemists, Dr. Irani is a director of the National Association of Manufacturers, the American Petroleum Institute, the National Committee on United States-China Relations, Cedars Bank (formerly Bank
Audi), and the Jonsson Cancer Center Foundation/UCLA. He is a member of The President's Export Council, the National Petroleum Council, the Scientific Research Society of America, the American Chemical Society, and the Industrial Research Institute. He is a trustee of the University of Southern California and serves on the CEO Board of Advisors of the University's School of Business Administration. He is also a trustee of the American University of Beirut. Dr. Irani has been a director of the Company since 1992 and his current term will expire in 2001.

JAMES A. JOHNSON, age 56, is Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. Mr. Johnson was employed by Fannie Mae from 1990 through 1999, where he served as Vice Chairman in 1990, Chairman and Chief Executive Officer from 1991 through 1998 and Chairman of the Executive Committee of the Board in 1999. He is Chairman of The John F. Kennedy Center for the Performing Arts and is Chairman of the Board of Trustees of The Brookings Institution. He serves on the boards of Dayton Hudson Corporation, UnitedHealth Group, The Goldman Sachs Group, Inc., Cummins Engine Company, Inc., Temple-Inland, Inc., National Association on Fetal Alcohol Syndrome, The Enterprise Foundation, National Housing Endowment, Carnegie Corporation of New York and Carnegie Endowment for International Peace. Mr. Johnson has been a member of the Board of Directors since 1992 and his current term will expire in 2002.

[photo of Barry Munitz]                                   [photo of Guy Nafilyan]

BARRY MUNITZ, age 58, is President and Chief Executive Officer of the J. Paul Getty Trust and was elected as a director of the Company in 1999. From 1991 to 1997, Dr. Munitz was Chancellor of the California State University, the largest system of senior higher education in the United States. In 1998, he also served as Head of the Gubernatorial Transition Team for the Governor of the State of California. In addition to his professional affiliations, since 1992 he has served on numerous public and private boards. He was a director of SunAmerica Inc., Chairman of the American Council on Education and Chairman of the California Education Round Table. He also served on the Commission on National Investment in Higher Education, and the White House Commission "America Reads." Dr. Munitz's current term will expire in 2002.

GUY NAFILYAN, age 55, has been Chairman, President and Chief Executive Officer of Kaufman & Broad S.A., the Company's publicly-held subsidiary based in Paris, France, and Executive Vice President of the Company since 1992. He was a Senior Vice President of the Company from 1987 to 1992, and from 1983 through 1987 he was President of Kaufman and Broad S.A. Mr. Nafilyan has been a director of the Company since 1987 and his current term will expire in 2001.

[photo of Luis G. Nogales]                                [photo of Sanford C. Sigoloff]

LUIS G. NOGALES, age 56, is President of Nogales Partners, an acquisition company, which he founded in 1990. He was Chairman and Chief Executive Officer of Embarcadero Media, Inc. (a media acquisition company) from 1992 to 1997, President of Univision (the nation's largest Spanish language television network) from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a director of the Adolph Coors Company, Southern California Edison Co. and Kaufman & Broad S.A., the Company's publicly-held French subsidiary. He is a member of the board of the Inter-American Dialogue and the Pacific Council on International Policy; a trustee of The Ford Foundation and former Vice President of the Board of Trustees of Stanford University. Mr. Nogales has been a director of the Company since 1995 and his current term will expire in 2001.

SANFORD C. SIGOLOFF, age 69, has been Chairman, President and Chief Executive Officer of Sigoloff & Associates, Inc. since 1989, and in 1994 was appointed to the California State Board of Education by California Governor Pete Wilson. Mr. Sigoloff was President and Chief Executive Officer of L. J. Hooker Corporation from 1989 to 1992, and was Chairman, President and Chief Executive Officer of Wickes Companies, Inc., a retail and wholesale merchandiser, from 1982 to 1988. Mr. Sigoloff was a Presidential appointee to the United States Holocaust Memorial Council in Washington, D.C. from 1988 through 1994 and is a Fellow in the American College of Bankruptcy. Mr. Sigoloff is a director of Movie Gallery, Inc. Among his many civic involvements, Mr. Sigoloff is a director of the National Conference of Christians and Jews and the Center Theatre Group; a trustee of the UCLA Foundation, the Medical Centers of Cedars-Sinai and Chaim Sheba; a member of the Executive Committee of the City of Hope and the Executive Board and the Board of Governors of The American Jewish Committee; and a national trustee and Vice President of the National Jewish Center for Immunology and Respiratory Medicine. He is also an adjunct professor at The Anderson Graduate School of Management at UCLA. Mr. Sigoloff has been a director of the Company or its predecessor company since 1979 and his current term will expire in 2002.

                          THE BOARD AND ITS COMMITTEES

                            ------------------------

  The Company's Board of Directors held five regular meetings during the fiscal year ended November 30, 1999. Management also periodically conferred with directors between meetings regarding Company affairs. During 1999, all directors, with the exception of Mr. Rinehart, attended 80% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

  During most of 1999, the Board of Directors was comprised of nine non-employee directors and three employee directors. Mr. Munitz, the ninth non-employee director, was elected in July 1999. Messrs. Bartlett and Rinehart will not stand for re-election at the Annual Meeting. The committees of the Board of Directors consist of the Personnel, Compensation and Stock Plan Committee, the Audit and Compliance Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The committees of the Board of Directors are comprised entirely of non-employee directors, except for the Executive Committee, which includes one employee director.

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE

The Personnel, Compensation and Stock Plan Committee of the Board of Directors reviews and makes recommendations regarding compensation and other employment benefits for the Company's officers and other members of senior management. The committee also reviews and approves awards made under the Company's employee stock plans, the Company-wide annual merit increase guidelines for base salaries and all nominations for officers of the Company. The committee also reviews, considers and provides input regarding executive succession planning. The members of the committee during 1999 were Messrs. Burkle, Irani, Johnson, and Rinehart. Mr. Johnson is Chairman. The committee held three meetings during 1999; members were also periodically consulted by management to discuss compensation or personnel issues between meetings. See the "Personnel, Compensation and Stock Plan Committee Report on Executive Compensation" (the "Compensation Committee Report") at pages 15 - 19.

AUDIT AND COMPLIANCE COMMITTEE

The function of the Audit and Compliance Committee of the Board of Directors is to approve the selection of, and review all services performed by, the Company's independent auditors; to meet, consult with, and receive reports from the Company's independent auditors, its financial and accounting staff and its internal audit department; and to review and take action, or make recommendations to the Board of Directors, with respect to the scope of the audit procedures, accounting practices, internal accounting and financial controls and legal affairs of the Company. The committee held three regular and two special meetings during 1999. In 1999, the committee was comprised of Ms. Evans and Messrs. Bartlett, Nogales and Sigoloff. Mr. Sigoloff serves as Chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of directors and nominees for new directors. The committee reviews and makes recommendations concerning other policies related to the Board of Directors, including com-mittee composition, structure and size, and director compensation. The committee regularly evaluates Board performance to determine ways to enhance Board effectiveness. The committee also considers and makes recommendations to the Board concerning corporate governance issues and trends. In 1999, the members of the committee were Ms. Evans and Messrs. Irani, Johnson and Nogales. Dr. Irani is Chairman of the committee, which had three regular meetings during the year.

  The Nominating and Corporate Governance Committee will consider qualified nominees for director. Stockholders wishing to make such recommendations should submit the name of the candidate and the candidate's background and qualifications to the committee, c/o the Secretary of the Company, 10990 Wilshire Boulevard, Los Angeles, California 90024 not later than January 1 of the year in which the proposed candidate is to be considered for nomination.

EXECUTIVE COMMITTEE

The Executive Committee has the authority of the Board of Directors between meetings of the Board of Directors except to the extent that such authority may be limited by the Company's Bylaws (which do not currently provide for any such limitation) or by applicable law. The members of the committee are Messrs. Sigoloff and Karatz; Mr. Sigoloff is Chairman. Dr. Irani serves as alternate member of the committee in the event Mr. Sigoloff or Mr. Karatz is not available to act. The committee held two meetings in 1999, and also acted periodically by written consent.

COMPENSATION PAID TO BOARD MEMBERS

Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. Directors who are not employees of the Company are paid a quarterly retainer of $5,000, plus $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended. If two committee meetings are attended on the same day, $500 is paid for attendance at the second committee meeting. Additionally, in 1999 each committee chairman received an annual retainer of $5,000. Directors may defer all or a portion of their fees until a later specified event, such as retirement. Directors are reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings.

  With a view toward further aligning the compensation of the Company's directors with the equity interests of the Company's stockholders, the Company maintains the Kaufman and Broad Home Corporation Non-Employee Directors Stock Plan (the "Directors Stock Plan"). Under the Directors Stock Plan, in 1999 each director received an annual grant of 1,500 deferred Common Stock units ("Stock Units") as of the 1999 Annual Meeting of Stockholders. Under the Directors Stock Plan, directors may also elect to receive all or a portion of their Board retainers and meeting fees in Stock Units rather than in cash. Directors who make this election receive Stock Units valued at 110% of the cash fees to which they would otherwise have been entitled. The shares of Common Stock represented by the Stock Units will be distributed in-kind or in cash, at the election of the participating director, when he or she retires or otherwise leaves the Board. Directors earn the equivalent of cash dividends on, but do not have voting or investment power with respect to, the shares of Common Stock represented by the Stock Units.

  Additionally, the Director Stock Plan was amended at the beginning of fiscal 1999 to provide that directors who own at least 10,000 shares of the Company's Common Stock or Stock Units may elect to receive 5,000 options to purchase Common Stock in lieu of the annual Stock Unit grant. The options have an exercise price which is equal to the fair market value of the Company's stock on the date of grant. The options are immediately exercisable and, consistent with the Company's employee options, have a term of fifteen years.

  In furtherance of the Company's overall support for charitable giving, and in acknowledgment of the service of the Company's directors, the Company maintains a Directors' Legacy Program under which the Company will make a charitable donation to no more than five charitable organizations or educational institutions of the director's choice upon his or her death. All directors are eligible to participate in the program. From the inception of the program in 1995 through 1998, the maximum charitable donation the Company was committed to make on behalf of any director was $500,000. As of January 1, 1999, the maximum charitable donation that may be made by the Company was increased to $1 million. Accordingly, directors who were serving on the Board as of January 1, 1999 vest in the original $500,000 donation in five equal annual installments of $100,000 commencing with the first anniversary of their initial election to the Board; these directors must serve on the Board for five consecutive years to be fully vested in the original donation amount. In addition, directors serving on the Board as of January 1, 1999 will vest in the increased charitable donation in annual installments of $200,000, $150,000 and $150,000, respectively; these directors must serve on the Board through January 1, 2002 to be fully vested in the additional donation. Directors first elected to the Board after January 1, 1999 will vest in the full $1 million donation in five equal annual installments of $200,000; these directors must serve on the Board for five consecutive years to be fully vested in the program. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code. The program is funded by life insurance contracts maintained by the Company on the lives of the participating directors. This funding is structured such that the life insurance proceeds are expected to equal the cost to the Company of maintaining the program. The program has no direct compensation value to directors or their families because they do not receive any direct cash or tax savings.

                     BENEFICIAL OWNERSHIP OF COMPANY STOCK

                            ------------------------

DIRECTORS AND MANAGEMENT

The following information is furnished as of February 22, 2000 to indicate the beneficial ownership of the Company's Common Stock by each director and each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers") individually, and by all directors, Named Executive Officers and other executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No director, Named Executive Officer or other executive officer owns more than 1% of the Company's Common Stock, other than Mr. Karatz who owns 4%. Mr. Lewis, a director and a consultant to the Company, owns 5.1%. As a group, all directors, Named Executive Officers and other executive officers of the Company own in the aggregate 11.5% of the Company's Common Stock.

                                                        AMOUNT AND NATURE OF
             NAME OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(A - E)
--------------------------------------------------------------------------------
Steve Bartlett                                                    3,500
Ronald W. Burkle                                                 13,189
Jane Evans                                                        8,136
Dr. Ray R. Irani                                                 24,096
James A. Johnson                                                 36,465
Bruce Karatz                                                  1,922,495
Randall W. Lewis                                              2,434,924
Dr. Barry Munitz                                                  2,000
Guy Nafilyan                                                    205,766
Luis G. Nogales                                                   7,667
Charles R. Rinehart                                              10,819
Sanford C. Sigoloff                                              29,652
Jeffrey T. Mezger                                                73,733
Glen Barnard                                                    101,116
William R. Cardon                                               141,305
All directors, Named Executive Officers and other
  executive officers as a group (22 persons)                  5,524,667
--------------------------------------------------------------------------------

(a) Included are Stock Units held by non-employee directors under the Directors Stock Plan in the following amounts: Mr. Bartlett 1,500; Mr. Burkle 12,689; Ms. Evans 6,636; Dr. Irani 7,096; Mr. Johnson 16,465; Mr. Nogales 7,167; Mr. Rinehart 10,819; and Mr. Sigoloff 14,352.

(b) Included are shares of Common Stock subject to acquisition within 60 days of February 22, 2000 through the exercise of stock options granted under the Company's employee stock plans in the following amounts: Mr. Karatz 1,411,425; Mr. Barnard 76,607; Mr. Mezger 59,860; Mr. Nafilyan 107,668; Mr. Cardon, 111,666; and all executive officers as a group, 2,126,783. Also included are shares subject to acquisition within 60 days of February 22, 2000 through the exercise of options under the Directors Stock Plan in the following amounts: Dr. Irani 5,000; and Mr. Johnson 5,000.

(c) Included are a total of 231,873 shares of restricted Common Stock granted under the Company's employee stock plans. As of February 22, 2000, Mr. Karatz held 75,000, Mr. Nafilyan held 37,500, and Mr. Cardon held 5,000 shares of restricted Common Stock under a grant made in 1991. These shares vest in twelve equal annual installments, the first of which vested in 1994; full vesting will occur in 2005. Mr. Karatz also holds 81,175 shares of restricted Common Stock which were earned pursuant to the performance-based annual incentive compensation formula in Mr. Karatz' employment agreement and which will vest, subject to certain conditions, on his 55th birthday if he is still employed by the Company at that time. Pursuant to a compensation program adopted in 1997 under which a portion of their annual incentive bonus is determined by the Company's, or a particular business unit's, return on investment, the following officers also hold the following shares of restricted Common Stock granted on December 1, 1999: Mr. Karatz 17,606; Mr. Mezger -0-; Mr. Barnard 2,698; Mr. Nafilyan -0-; Mr. Cardon, 3,592; and all executive officers as a group, 34,594. These restricted shares will vest on December 1, 2000. The actual number of shares of restricted Common Stock earned by some executives may have been greater than the amount reported; the amounts reported are shares beneficially owned by each executive less shares that may have been withheld for income tax purposes. Mr. Mezger earned the equivalent of 9,306 shares, which were paid in cash to facilitate his relocation to the Company's headquarters upon his promotion to Chief Operating Officer.

(d) Mr. Bartlett holds 1,000 shares of Common Stock in a trust of which he is co-trustee and has a contingent beneficial interest and over which he shares voting and investment power.

(e) Mr. Lewis beneficially owns 2,434,924 shares of Common Stock, of which 110,311 shares are held of record by Mr. Lewis, 1,900,000 shares are held of record by LH Whitney, LLC, 24,613 shares are held of record by Gitan Enterprises, Inc. and 400,000 shares are held of record by LHE Platte, LLC. Except as set forth in a Shareholder Agreement with the Company and other shareholders described under "Related Party Matters" at pages 28-30, Mr. Lewis exercises sole voting power and sole investment power over all of the shares owned of record by Mr. Lewis, LH Whitney, LLC and Gitan Enterprises, Inc. and has shared voting and investment power with respect to the shares held of record by LHE Platte, LLC, as a result of his ownership and control of Coronet Construction of Nevada, Inc., Regal Construction Co., Inc. and Gitan Enterprises, Inc., which are members of Lewis Holding Company, LLC, which in turn is a member of LHE Platte, LLC.

BENEFICIAL OWNERS OF MORE THAN 5 PERCENT

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, as of February 22, 2000 the only persons or entities other than Mr. Randall Lewis known to be beneficial owners of more than 5% of the Company's Common Stock were as follows:

                                                       AMOUNT AND
                                                       NATURE OF        PERCENT
                                                       BENEFICIAL         OF
       NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP(A - E)     CLASS
       ------------------------------------         ----------------    -------
Wachovia Bank, N.A.,                                    6,491,400         13.5%
Trustee for the Kaufman and Broad
Home Corporation Grantor Stock Trust,
Institutional Trust and Retirement Services
301 North Church Street
Winston-Salem, North Carolina 27101
FMR Corp.                                               5,443,882         11.3%
82 Devonshire Street
Boston, MA 02109
Sound Shore Management, Inc.                            3,806,600          7.9%
9 Sound Shore Drive
Greenwich, CT 06836
Robert E. Lewis                                         3,443,422          7.2%
3325 Ali Baba Lane, Suite 603
Las Vegas, Nevada 89118
Wellington Management Company, LLP                      2,529,071          5.3%
75 State Street
Boston, Massachusetts 02109

---------------
(a) Pursuant to the amendment to Schedule 13D dated February 10, 2000 filed with the Securities and Exchange Commission by Wachovia Bank, N.A. (the "Trustee"), the Kaufman and Broad Home Corporation Grantor Stock Trust (the "GST") holds all of the shares reported pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and the Trustee disclaim beneficial ownership of the shares reported. The Trustee has no discretion over the manner in which the shares held by the GST are voted. The trust agreement provides that, as of any given record date, employees who hold unexercised options under the Company's employee stock option plans and/or who own shares of the Company's Common Stock under the Company's 401(k) Savings Plan will determine the manner in which shares of the Company's Stock held in the GST are voted.

     The Trustee will vote the Common Stock held in the GST in the manner directed by those eligible employees who submit voting instructions for the shares. The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. Employees who are also directors of the Company are excluded from voting; accordingly,

     Messrs. Karatz and Nafilyan may not direct the vote of any shares in the Trust. If all eligible employees submit voting instructions to the Trustee, as of the February 10, 2000 record date for the Annual Meeting, the other Named Executive Officers will have the right to vote the following share amounts: Mezger 420,029; Barnard 391,417; and Cardon 441,571; and all executive officers as a group, 2,895,282. If less than all of the eligible employees submit voting instructions, then the foregoing amounts will be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and will not be disclosed to any person including the Company.

(b) Pursuant to the amendment to Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission by FMR Corp., 5,396,600 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies (collectively, the "Fidelity Funds"), and as to which shares FMR Corp., Mr. Edward C. Johnson 3d and each of the Fidelity Funds exercise sole investment power. Neither FMR Corp. nor Mr. Johnson has sole power to vote or direct the voting of the shares owned by the Fidelity Funds, which power resides with the Fidelity Funds' Boards of Trustees. The remaining 47,282 shares reported are beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, has sole investment power and sole voting power.

(c) Pursuant to the amendment to Schedule 13G dated January 28, 2000 filed with the Securities and Exchange Commission by Sound Shore Management, Inc. ("Sound Shore"), Sound Shore, an investment adviser, has sole investment power with respect to all shares which are reported as beneficially owned, sole voting power with respect to 3,423,800 shares, shared voting power with respect to 98,000 shares and no voting power with respect to 284,800 shares.

(d) Robert E. Lewis was President of the Company's Nevada operations through November 1999, and is currently a consultant to the Company. Pursuant to the Schedule 13D dated February 22, 1999 filed with the Securities and Exchange Commission, 130,890 of the shares reported are held of record by Mr. Lewis, 2,880,783 of the shares reported are held of record by LH Evans, LLC, 31,749 of the shares reported are held of record by Terrain Enterprises, Inc. and 400,000 of the shares reported are held of record by LHE Platte, LLC. Except as set forth in the Shareholder Agreement with the Company and other shareholders described under "Related Party Matters" at pages 28-30, Mr. Lewis exercises sole voting power and sole investment power over all of the shares owned of record by Mr. Lewis, LH Evans, LLC and Terrain Enterprises, LLC and has shared voting and investment power with respect to the shares held of record by LHE Platte, LLC, as a result of his ownership and control of Crestview Construction of Nevada, Inc. and Parkside Construction Co., Inc., which are members of Lewis Holding Company, LLC, which in turn is a member of LHE Platte, LLC.

(e) Pursuant to the Schedule 13G dated February 9, 2000 filed with the Securities and Exchange Commission by Wellington Management Company, LLP ("WMC"), WMC, an investment advisor, has shared investment power and no voting power with respect to all shares reported as beneficially owned. Pursuant to the Schedule 13G dated February 8, 2000 filed with the Securities and Exchange Commission by Vanguard Windsor Funds -- Vanguard Windsor Fund ("Vanguard"), Vanguard, an investment company, has shared investment and sole voting power with respect to all shares reported as beneficially owned by WMC.

                     PERSONNEL, COMPENSATION AND STOCK PLAN
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                            ------------------------

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company views executive compensation as a key element to motivate the Company's executives to build stockholder wealth and to achieve the Company's annual business plan. To this end, the Company's executive compensation philosophy is based on a total compensation approach, which requires constant analysis of both annual and long-term compensation and which is intended to:

- link compensation to the creation of stockholder value;

- reward contributions that further the Company's mission by aligning individual performance objectives with the Company's performance objectives;

- balance compensation elements to encourage the achievement of both short-term business plans and long-term strategic objectives; and

- attract, retain and motivate executives of the highest quality.

  Under the Company's total compensation approach, annual incentive compensation is typically determined by the pre-tax, pre-incentive profit and return on investment of the Company (or a particular business unit). Long-term compensation awards are determined by the Company's cumulative earnings per share and the Company's (or a particular business unit's) average return on investment over a specified period of years. Additionally, in determining the level of annual and long-term compensation, qualitative data are analyzed to ensure that qualitative achievements are fully recognized. This total compensation approach puts a large portion of executives' compensation "at risk" based on the Company's performance, as well as their individual performance. The Personnel, Compensation and Stock Plan Committee (the "Compensation Committee") believes that this is a balanced approach that motivates the Company's executives to continually improve the Company's performance.

  The Company's performance continued to further improve in 1999 over a successful 1998: total revenues increased 57% over 1998; diluted earnings per share increased 44% over 1998 (excluding a one time secondary marketing trading loss); unit deliveries increased 47% over 1998; and 1999 year-end backlog value increased 38% over 1998. Improved results were largely achieved through the Company's excellent continued progress on two primary initiatives established in 1997: deeping the implementation of its KB2000 operational business model and continuing growth. The Company's 1999 results were also assisted by favorable market conditions in its principal markets.

COMPENSATION IN 1999

The following generally describes how the Company's executive officers and, in particular, the Named Executive Officers, were paid in 1999. Please see the compensation tables at pages 23-27 for a detailed presentation of compensation earned by the Named Executive Officers in 1999. The specifics of Chief Executive Officer compensation are addressed separately in this report.

Base Salaries. Base salaries are viewed as compensation for an executive's ongoing contribution to the performance of the business units for which he or she is responsible. Increases in executive base salaries are made by reference to the Compensation Committee's assessment of each executive's contribution to the Company's business and by reference to the Company-wide budget for base salary increases. Executive base salaries are targeted to be competitive with average base salaries paid to executives with comparable responsibilities at other companies in the real estate sector.

  Base salaries for all Company employees were increased by 4.3% on average in 1999. This increase was authorized by the Compensation Committee in light of the Company's improved performance, and by general reference to national trends across industries. Individual base salary increases are determined by individual performance and contribution levels and ranged from 0% to 8% in 1999, excluding promotional increases. Base salary increases (excluding promotional increases) for the Named Executive Officers in 1999 were consistent with the Company-wide increase and the Company's merit distribution philosophy.

  In keeping with the Company's total compensation approach, base salaries, coupled with annual incentive awards, are targeted to be competitive with the upper quartiles of base salaries and incentive awards made to executives with comparable responsibilities at other companies in the real estate sector.

Annual Incentive Awards. Annual incentives are paid in cash and restricted shares of the Company's Common Stock and are intended to reward executives for improved short-term performance by the Company. In general, annual cash incentive awards paid to executives are determined by the pre-incentive, pre-tax profit of the business operations for which they are responsible, but may be increased or decreased depending upon the return on investment from those operations (the "ROI Modifier"). This approach is intended to motivate executives to improve the Company's overall performance in a balanced manner.

  In 1999, certain officers, including all of the Named Executive Officers, earned annual cash incentive awards based upon a specific percentage of the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the ROI Modifier. Annual incentive bonuses for certain other executives were determined by a combination of a percentage participation in the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the ROI Modifier, and the Compensation Committee's assessment of their individual job performance.

  In the event the annual cash incentive compensation earned by Messrs. Barnard and Cardon exceeds a specified level, or the annual incentive compensation of any executive, including the Named Executive Officers, increases as a result of the ROI Modifier, such compensation generally will be paid in shares of restricted Common Stock rather than in cash. Accordingly, as a result of the ROI Modifier, each of the Named Executive Officers, except Mr. Mezger, received shares of restricted Common Stock for 1999. Mr. Mezger's ROI Modifier award for 1999 was paid in cash to assist in covering expenses associated with his relocation to the Company's headquarters upon his promotion to Chief Operating Officer. Please see the "Summary Compensation Table" at pages 23 -24 for the shares of restricted Common Stock earned by the other Named Executive Officers for 1999 pursuant to the ROI Modifier.

  Cash incentive compensation earned by the Company's executive officers is primarily determined by the Company's performance. Therefore, as a result of the Company's improved performance in 1999, executive officers earned more cash incentive compensation in 1999 than they did in 1998. Of the total cash compensation earned by the

Named Executive Officers in 1999, 78% was from incentives determined by the Company's performance, up from 71.1% in 1998.

Long-Term Incentive Compensation. Long-term incentive compensation is generally awarded in the form of stock option grants, as well as Performance Unit awards under the Company's Unit Performance Program.

  By providing executives with an ownership stake in the Company, stock options are intended to align executive interests with stockholder interests and to motivate executives to continually improve the long-term performance of the Company. As shown in the table entitled "Option/SAR Grants in Last Fiscal Year" on page 25, in 1999 original stock option grants were made to each of the Named Executive Officers. Certain grants were made to Company executives, including the Named Executive Officers, during the fourth quarter of fiscal 1999 and subsequent to the final Committee meeting of 1999, which represent the annual grants for fiscal year 2000.

  In early 1998, the Committee adopted an Executive Stock Ownership Policy, designed to further the Company's strategy of closely aligning the interests of management and shareholders. The policy requires senior corporate and divisional managers to achieve ownership levels of the Company's Common Stock equal to one to four times their annual salary, depending on their position. Executives must meet their required ownership levels within three years of becoming subject to the policy, and must thereafter sustain those levels throughout their employment with the Company.

  In order to achieve their required ownership levels, in 1999, several executives, including Messrs. Mezger and Barnard, exercised options previously awarded in the ordinary course under the Company's employee stock incentive plans. Although certain shares were sold in the transactions to cover taxes and the exercise price of the options, each executive's share ownership increased significantly on a net basis, with the total executive ownership increasing by approximately 21,694 shares during the year. Subsequent to the exercises, each participating executive received replacement options at then-current fair market value for a portion of the options exercised.

  In 1999, the Compensation Committee also made awards of Performance Units under the Unit Performance Program, which was first implemented in 1996. This incentive compensation program is intended to motivate senior management toward improving the Company's long-term performance by providing long-term incentive compensation that is tied to specified long-term performance objectives for the Company. Participants in the Unit Performance Program include all executive officers, division presidents and certain other senior managers.

  The value of Performance Units awarded under the Unit Performance Program is measured over the period that the Performance Unit is outstanding by (i) the Company's cumulative earnings per share and (ii) the average return on investment of the specific operations for which the participating executive is responsible. The weighting of both factors, as well as the individual performance targets for each executive, are established on an annual basis by the Compensation Committee. For all Performance Units awarded in 1999, earnings per share will determine 75% of the value of the award and return on investment will determine 25% of the value of the award. Performance Unit payouts, if any, may be paid in cash or in stock or stock equivalents, at the discretion of the Compensation Committee. It is the Compensation Committee's current intention, absent special circumstances, to pay out Performance Units in stock or stock equivalents only. Please see "Long-Term Incentive Plans -- Awards in Last Fiscal

Year" at page 27 for the Performance Units granted to each Named Executive Officer in 1999.

  The value of Performance Units awarded under the Unit Performance Program are realized, if at all, three years after the date of award. Performance Units awarded at the beginning of fiscal 1997 vested at the end of fiscal 1999 and were paid out to all participants, except Mr. Mezger, in shares of the Company's Common Stock, underscoring the Compensation Committee's commitment to aligning executive interests with stockholder interests through increasing the levels of stock ownership by the Company's executives. Mr. Mezger's Performance Units that vested in 1999 were paid out in cash to assist in covering expenses associated with his relocation to the Company's headquarters upon his promotion to Chief Operating Officer. Please see "Summary Compensation Table" at pages 23-24 for the shares of Common Stock issued to each of the other Named Executive Officers upon the vesting of their Performance Units in 1999.

  In addition, in 1997 the Compensation Committee approved a separate long-term incentive plan for executives of Kaufman & Broad S.A., the Company's publicly-held subsidiary based in Paris, France. This plan, under which participants have received options to purchase shares of Kaufman & Broad S.A., is intended to motivate the participants to enhance the value of the Company's French operations. Mr. Nafilyan received a grant under this plan in 1997. Employees of Kaufman & Broad S.A. do not participate in the Unit Performance Program.

Compensation of Chief Executive Officer in 1999. In keeping with the Company's compensation objectives, Mr. Karatz' compensation is largely driven by cash and stock-based incentives that are directly tied to the Company's financial performance. Mr. Karatz entered into his current employment agreement with the Company in 1996. The agreement provides that the Board of Directors may, in its discretion, increase or decrease Mr. Karatz' base salary from time to time, provided that any decrease does not fall below a specified minimum salary. Mr. Karatz' base salary in 1999 was $815,000. Mr. Karatz also received an annual incentive bonus of cash and restricted Common Stock in 1999, the amount of which was determined by a formula based on the Company's pre-incentive, pre-tax profit and return on investment. All incentive compensation paid to Mr. Karatz under his employment agreement is made under and subject to the limitations set forth in the Performance-Based Incentive Plan for Senior Management and the 1998 Stock Incentive Plan, both of which have been approved by the Company's stockholders and are designed to qualify incentive compensation in excess of $1 million paid to the Named Executive Officers for a tax deduction under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Under his employment agreement Mr. Karatz is also entitled to receive other benefits afforded to other executives of the Company and, accordingly, in 1999 Mr. Karatz received a discretionary award of 500 Performance Units under the Unit Performance Program in accordance with the principles described above. He also received 300,000 stock options at the beginning of fiscal 1999 representing his annual discretionary grant for fiscal 1999, and an award of 450,000 options in late 1999, representing his annual discretionary grant for fiscal 2000.

POLICY ON DEDUCTIBILITY OF COMPENSATION

The Company intends to comply with the requirements of Section 162(m) with respect to maintaining tax deductibility for all executive compensation, except in circumstances when the Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 1999 met the deductibility requirements of Section 162(m).

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE

The Compensation Committee is responsible for setting the compensation strategy of the Company. The Compensation Committee establishes and monitors principal executive compensation programs, including those covering the Named Executive Officers. For each of the Company's executive officers, the Compensation Committee approves annual base salary, annual incentive bonus awards, and long-term incentive awards. The Compensation Committee also approves all officer nominations and annual merit increase guidelines for all Company employees. The Compensation Committee is composed entirely of non-employee directors.

  This report is respectfully submitted by the members of the Compensation
Committee:

James A. Johnson, Chairman
Ronald W. Burkle
Dr. Ray R. Irani
Charles R. Rinehart

  The above Compensation Committee Report and the Common Stock Price Performance graphs set forth on page 20 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       KAUFMAN AND BROAD HOME CORPORATION
                         COMMON STOCK PRICE PERFORMANCE
                            ------------------------

  The graphs below compare the cumulative total return(a) of Kaufman and Broad Home Corporation, the S&P 500 Index, the S&P Homebuilding Index and the Dow Jones Home Construction Index(b) for each of the last five and three fiscal year-end periods, respectively. The three year graph is presented because it illustrates the Company's performance since it began implementing its KB2000 business model at the end of fiscal 1996. The Dow Jones Home Construction Index and the three year graph are presented for informational purposes only.

LAST FIVE FISCAL YEARS
GRAPH

                                         KAUFMAN AND BROAD        DOW JONES HOME        S&P HOMEBUILDING
                                                HOME               CONSTRUCTION              INDEX              S&P 500 INDEX
                                         -----------------        --------------        ----------------        -------------
1994                                            100                    100                    100                    100
1995                                            104                    164                    144                    137
1996                                            105                    154                    145                    175
1997                                            181                    235                    216                    225
1998                                            213                    232                    242                    278
1999                                            189                    163                    178                    337

LAST THREE FISCAL YEARS
GRAPH

                                         KAUFMAN AND BROAD        DOW JONES HOME        S&P HOMEBUILDING
                                                HOME               CONSTRUCTION              INDEX              S&P 500 INDEX
                                         -----------------        --------------        ----------------        -------------
1996                                            100                    100                    100                    100
1997                                            171                    152                    149                    129
1998                                            202                    150                    166                    159
1999                                            179                    106                    122                    192

  The above graphs are based upon the Common Stock and index prices calculated as of the last trading day before December 1st for each of the fiscal year-end periods presented. The Company's November 30, 1999 closing Common Stock price on the New York Stock Exchange was $22.125 per share. On February 15, 2000, the Company's Common Stock closed at $20.875 per share. The performance of the Company's Common Stock depicted in the graphs above represents past performance only and is not indicative of future performance.

(a) Total return assumes $100 invested at market close on November 30, 1994 and November 30, 1996, respectively, in the Company, the S&P 500 Index, the S&P Homebuilding Index, and the Dow Jones Home Construction Index including reinvestment of dividends.

(b) The four companies that comprise the S&P Homebuilding Index are: Centex Corporation, Fleetwood Enterprises, Inc., Pulte Corporation and the Company. The nine companies that comprise the Dow Jones Home Construction Index are:
    Centex Corporation, Champion Enterprises, Inc., Clayton Homes, Inc., Lennar Corporation, D.R. Horton, Inc., Pulte Corporation, Toll Brothers, Inc., Walter Industries, Inc. and the Company.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
                            ------------------------

EMPLOYMENT AGREEMENTS

Mr. Karatz is employed under an agreement that provides for a term through November 30, 2001 and will thereafter be automatically renewed for a one-year period each December 1st, subject to the right of Mr. Karatz or the Company to terminate on six months' prior notice. In the event Mr. Karatz's employment is terminated prior to expiration of the agreement as a result of a "change of ownership" of the Company or termination of his employment without cause, he will receive a payment equal to two times his average annual compensation for the prior three fiscal years. Mr. Karatz's is entitled to receive similar benefits in the event his employment is terminated as a result of death or disability.

  The annual incentive bonus formula in Mr. Karatz's employment agreement provides him with an opportunity to earn an annual cash incentive bonus in an amount equal to 1.25% of the Company's pre-incentive, pre-tax profit. The formula further provides that no such bonus will be paid in any year in which the Company does not achieve a specified pre-tax return on equity and, if paid, such bonus may not exceed a specified dollar amount. The bonus formula in the agreement also includes an opportunity to earn an annual award of restricted Common Stock. The number of shares of restricted Common Stock awarded each year, if any, is determined by dividing (i) the product of .50% times the Company's pre-incentive, pre-tax profit in excess of $50,000,000 by (ii) the average trading price of the Company's Common Stock on the date of grant. No annual bonus of restricted Common Stock will be awarded to Mr. Karatz pursuant to this formula in any year in which the Company does not generate pre-incentive, pre-tax profit exceeding $50,000,000 and, if such level is exceeded, there is a specified limit on the number of shares that may be awarded. The shares of restricted Common Stock awarded pursuant to this formula will vest, subject to certain conditions, on October 10, 2000, his 55th birthday, if he is still employed by the Company at that time. In 1997, along with certain other key executives of the Company, Mr. Karatz's annual incentive bonus formula was revised by the Compensation Committee to include an ROI Modifier. Any increases in Mr. Karatz's annual incentive bonus as a result of the ROI Modifier are to be paid in shares of restricted Common Stock that vest one year from the date of grant; any decreases are to be deducted from Mr. Karatz's annual cash incentive bonus. Please see the Compensation Committee Report at page 16 for a description of the ROI Modifier.

  Under his agreement, Mr. Karatz is entitled to a specified minimum annual base salary, which is subject to annual adjustment in the discretion of the Board of Directors. Mr. Karatz is also entitled to a nonqualified retirement arrangement pursuant to which he will receive an annual pension of $492,000, payable for 25 years, if he continues in the employment of the Company until age 60. If Mr. Karatz retires before or after age 60, he will be entitled to a lesser or greater amount, as the case may be, pursuant to an actuarially defined formula based on the returns from continuing annual contributions by the Company to a retirement trust. Based on this formula, if Mr. Karatz retires after age 60, his annual pension will increase by varying amounts, but at an average annual rate of 13.7%. The retirement arrangement is structured so that upon Mr. Karatz's death, the Company will recover 105% of the after-tax cost to the Company of his retirement benefit. The retirement arrangement also contemplates certain benefits prior to retirement in the event of death, disability, or a "change in control" of the Company.

  No other Named Executive Officer has an employment agreement with the Company.

CHANGE IN CONTROL ARRANGEMENTS

Under the Kaufman and Broad Home Corporation 1988 Employee Stock Plan, the Kaufman and Broad Home Corporation Performance-Based Incentive Plan for Senior Management, the Kaufman and Broad Home Corporation 1998 Stock Incentive Plan, and the Kaufman and Broad Home Corporation 1999 Incentive Plan, all outstanding stock options will become fully exercisable and all restrictions on outstanding shares of restricted Common Stock or other awards shall lapse upon a "change of ownership" of the Company. A change of ownership will be deemed to occur if (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (ii) the Board determines that a change of ownership has occurred.

  The Kaufman and Broad Home Corporation Unit Performance Program, which is administered under the Company's stockholder approved employee stock plans, provides that upon a change of ownership each outstanding Performance Unit will be paid in cash at the target level. The Kaufman & Broad S.A. Incentive Plan provides that in the event of a change of ownership, all outstanding options shall become fully exercisable.

  The Directors Stock Plan provides that upon a change of ownership, all outstanding options will become immediately exercisable and Stock Units shall immediately vest and will be paid in cash or shares of Common Stock, in accord with the prior election made by each participating director. The Kaufman and Broad Home Corporation Directors' Legacy Program provides that upon a change of ownership of the Company, all participating directors shall become immediately vested under the program, and the Company shall create an irrevocable trust into which it shall transfer sufficient assets (including the directors' life insurance policies) to make the designated charitable contributions for the participating directors.

  The Company also maintains a non-qualified Executive Deferred Compensation Plan. From 1985 to 1992, pursuant to the plan Messrs. Karatz and Nafilyan deferred receipt of a certain amount of pre-tax income, plus a Company matching contribution, until retirement, termination or certain other events, including a "change in control." A change in control is defined in the plan to include the acquisition by a person or "group" (as defined) of 25% or more of the Company's voting power, a transaction which results in a change in a majority of the then-incumbent Board or the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but the Company continues to pay interest on prior contributions still held in the plan.

                             EXECUTIVE COMPENSATION

                            ------------------------

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the total compensation earned by each of the Named Executive Officers for the fiscal years ended November 30, 1999, 1998 and 1997.

                                                                               LONG-TERM COMPENSATION
                                                                        -------------------------------------
                                                                                   AWARDS PAYOUTS
                                         ANNUAL COMPENSATION            -------------------------------------
                                -------------------------------------                  SECURITIES
                                                         OTHER ANNUAL    RESTRICTED    UNDERLYING      LTIP      ALL OTHER
                       FISCAL                            COMPENSATION      STOCK        OPTIONS/     PAYOUTS    COMPENSATION
  NAME AND POSITION     YEAR    SALARY($)    BONUS($)       ($)(A)      AWARDS($)(B)   SARS(#)(C)     ($)(D)       ($)(E)
----------------------------------------------------------------------------------------------------------------------------
Bruce Karatz
  Chairman, President   1999    $811,667    $2,948,363     --0--         $1,666,436      750,000     $450,000     $71,912
  and Chief             1998     768,750     1,919,588     --0--            997,732      456,152      450,000      72,068
  Executive Officer     1997     695,838     1,184,125     --0--            383,507      100,000      300,000      58,616
----------------------------------------------------------------------------------------------------------------------------
Jeffrey T. Mezger
  Chief Operating       1999     275,000     1,023,605     --0--              --0--      113,815      112,500       9,000
  Officer and           1998     198,333       441,448     --0--             90,906       32,378      112,500       9,000
  Executive Vice        1997     172,795       212,378     --0--             40,883       15,000       75,000       --0--
  President
----------------------------------------------------------------------------------------------------------------------------
Glen Barnard
  Executive Vice        1999     265,000       922,215     --0--            198,276      107,606      225,000      24,900
  President and         1998     250,000       626,749     --0--             10,968       45,000      112,500      13,750
  President e.kb        1997     250,000       291,134     --0--             41,228        --0--       75,000       9,000
----------------------------------------------------------------------------------------------------------------------------
Guy Nafilyan
  Executive Vice        1999     324,226     1,023,617     --0--              --0--       10,000        --0--       3,892
  President and         1998     315,139       451,301     --0--              --0--       35,000      225,000       7,206
  Chairman and Chief    1997     299,723       190,681     --0--              --0--      479,936      150,000       4,685
  Executive Officer
  of Kaufman
  & Broad S.A.
----------------------------------------------------------------------------------------------------------------------------
William R. Cardon
  Senior Vice
    President           1999     250,000       925,368     --0--            148,059       60,000      112,500      29,305
  and Regional          1998     197,500       818,249     --0--            204,562       25,000      112,500      24,638
  General Manager       1997     170,000       463,403     --0--             94,998       15,000       75,000      15,085
----------------------------------------------------------------------------------------------------------------------------

(a) The Named Executive Officers listed in this table receive certain personal benefits; however, such benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(b) As part of his 1999 incentive compensation, Mr. Karatz received a grant of 42,243 shares of restricted Common Stock pursuant to the performance-based incentive compensation formula in his employment agreement. The shares of restricted Common Stock vest, subject to certain conditions, upon Mr. Karatz' 55th birthday if he is still employed by the Company at that time. The value of the award is based on the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant (January 27, 2000).

    In 1999, the Named Executive Officers received the following awards of restricted Common Stock as a result of the ROI Modifier: Mr. Karatz 33,504 shares; Mr. Mezger -0- shares; Mr. Barnard 5,135 shares; Mr. Nafilyan -0-; and Mr. Cardon 6,835 shares. The value of these awards was determined by reference to the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant (December 1, 1999). The actual number of shares delivered to certain of the Named Executive Officers was less than the amount shown because shares were withheld for income tax purposes. These shares are restricted from sale for one year from the date of grant.

(c) The options awarded to Mr. Nafilyan in 1997 were options to purchase shares of Common Stock of the Company's French subsidiary, Kaufman & Broad S.A. ("KBSA"), and were granted under KBSA's employee option plan. Mr. Nafilyan was originally granted 9,707 options to purchase shares of KBSA. This amount was adjusted in February 1999 due to the new capital structure of KBSA which was effected in connection with the initial public offering in France and in Europe of KBSA's common stock. The number of options reported is the adjusted amount. Mr. Nafilyan will not receive any increased economic benefit as a result of the adjustment.

(d) Payouts in 1999 to all participants except Mr. Mezger under the Company's long-term incentive program, the Unit Performance Program, were made in shares of Common Stock. Accordingly, in 1999 the Named Executive Officers earned the following payouts under the Unit Performance Program: Mr. Karatz 20,455 shares; Mr. Mezger -0- shares; Mr. Barnard 9,801 shares; Mr. Nafilyan -0-; and Mr. Cardon 5,020 shares. The actual number of shares delivered to certain of the Named Executive Officers was less than the amount shown because shares were withheld for income tax purposes.

(e) These amounts represent the Company's aggregate contributions to the Company's 401(k) Savings Plan, Supplemental Nonqualified Deferred Compensation Plan and the amount of interest earned on the Executive Deferred Compensation Plan at a rate in excess of 120% of the applicable federal rate. In fiscal 1999, the Named Executive Officers accrued the following respective amounts under such plans: Mr. Karatz $9,000, $48,900 and $14,012; Mr. Mezger $9,000, $-0- and $-0-; Mr. Barnard $9,000, $15,900
    and $-0-; Mr. Nafilyan $-0-, $-0- and $3,892; and Mr. Cardon $9,000, $15,000
    and $5,305.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table summarizes information relating to stock option grants, including original grants and "reimbursement" option grants pursuant to the Company's Executive Stock Ownership Policy, during 1999 to the Named Executive Officers. All options granted are for shares of the Company's Common Stock. No stock appreciation rights have been granted at any time under the Company's employee stock plans.

                      NUMBER OF     PERCENT OF                                          POTENTIAL REALIZABLE VALUE AT
                      SECURITIES      TOTAL                                                 ASSUMED ANNUAL RATE OF
                      UNDERLYING     OPTIONS                                             STOCK PRICE APPRECIATION FOR
                       OPTIONS      GRANTED TO    EXERCISE OR                                   OPTION TERM(D)
                      GRANTED(#)   EMPLOYEES IN   BASE PRICE     GRANT     EXPIRATION   ------------------------------
        NAME            (A)(B)     FISCAL YEAR     ($/SH)(C)      DATE        DATE          5%($)           10%($)
----------------------------------------------------------------------------------------------------------------------
Bruce Karatz           300,000         15.2%        $25.625     12/01/98    12/01/13     $8,294,260      $24,425,095
                       450,000         20.1          17.750     10/25/99    10/25/14      8,617,939       25,378,270
----------------------------------------------------------------------------------------------------------------------
Jeffrey T. Mezger       30,000          1.3          25.625     12/01/98    12/01/13        829,426        2,442,510
                         8,815          0.4          20.813      7/30/99    07/30/14        197,947          582,919
                        75,000          3.3          17.750     10/25/99    10/25/14      1,436,323        4,229,712
----------------------------------------------------------------------------------------------------------------------
Glen Barnard            35,000          1.6          25.625     12/01/98    12/01/13        967,664        2,849,594
                        37,606          1.7          20.813      7/30/99    07/30/14        844,470        2,486,812
                        35,000          1.6          17.750     10/25/99    10/25/14        670,284        1,973,865
----------------------------------------------------------------------------------------------------------------------
Guy Nafilyan            10,000          0.5          25.625     12/01/98    12/01/13        276,475          814,170
----------------------------------------------------------------------------------------------------------------------
William R. Cardon       25,000          1.1          25.625     12/01/98    12/01/13        691,188        2,035,425
                        35,000          1.6          17.750     10/25/99    10/25/14        670,284        1,973,865
----------------------------------------------------------------------------------------------------------------------

(a) Except as noted below, options reported are original option grants and are exercisable in cumulative 33% installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of grant. The options granted on December 1, 1998 represent annual discretionary awards to the Named Executive Officers for fiscal 1999. The options granted on October 25, 1999 represent annual discretionary awards to the Named Executive Officers for fiscal 2000.

(b) The options granted to Messrs. Mezger and Barnard on July 30, 1999 were "reimbursement" grants in connection with the Company's Executive Stock Ownership Policy. The Executive Stock Ownership Policy, adopted in 1998, requires the Named Executive Officers and certain other Company executives to attain specified levels of stock ownership within three years of becoming subject to the policy. Executives may receive reimbursement options to the extent original grant options are exercised to acquire shares in accordance with the Executive Stock Ownership Policy, and some of the shares acquired are sold to pay for the exercise price and tax liability. Executives receive that number of reimbursement options equal to the number of shares sold to cover the exercise price and the tax liability; the reimbursement options are fully vested on the date of grant and have an exercise price equal to the market value on the date of grant. Reimbursement option grants under the Executive Stock Ownership Policy are made only in connection with the exercise of an original option grant, and are not available with respect to the exercise of a reimbursement option. Further, the reimbursement option feature is available only for options exercised to increase share ownership in compliance with the Executive Stock Ownership Policy; grants of such options will cease to be made once a participating executive achieves his or her target stock ownership level.

(c) All options were granted at market value on the date of grant. The term "market value" as used with respect to this table was computed as the average of the high and low stock prices for the Company's Common Stock on the New York Stock Exchange on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by withholding a number of the underlying shares, subject to certain conditions.

(d) Gains are net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation over the 15-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved, or may be exceeded.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUE

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS HELD AT FISCAL        IN-THE-MONEY OPTIONS AT
                         SHARES                               YEAR END(#)              FISCAL YEAR END($)(C)
                       ACQUIRED ON       VALUE        ---------------------------   ---------------------------
        NAME           EXERCISE(A)   REALIZED($)(B)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
Bruce Karatz               --0--        $  --0--       1,191,425       946,666      $14,558,097    $2,558,664
Jeffrey T. Mezger         10,000          53,534          32,527       132,666           69,899       425,766
Glen Barnard              43,666         254,168          47,940       106,000          101,152       218,925
Guy Nafilyan               --0--           --0--          82,667        47,333          517,377       128,473
William R. Cardon          --0--           --0--          85,999        87,666        1,023,025       250,766

--------------------------------------------------------------------------------
(a) Both transactions reported were exercises in accordance with the Company's Executive Stock Ownership Policy. See footnote (b) to the table entitled "Option/SAR" Grants in Last Fiscal Year" on page 25.

(b) Represents the difference between the market value of the Company's Common Stock at exercise minus the exercise price of the options.

(c) Represents the difference between the $22.125 closing price of the Company's Common Stock on November 30, 1999 on the New York Stock Exchange and the exercise price of the options.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

  The following table provides information on long-term incentive awards granted in 1999 to the Named Executive Officers under the Unit Performance Program. Please also see the Compensation Committee Report at pages 15-19.

                                                             ESTIMATED FUTURE PAYOUT IN SHARES
                        NUMBER OF                                     OF COMMON STOCK
                       PERFORMANCE                        ----------------------------------------
        NAME           UNITS(#)(A)   PERFORMANCE PERIOD   THRESHOLD(#)(B)   TARGET(#)   MAXIMUM(#)
--------------------------------------------------------------------------------------------------
Bruce Karatz               500       12/1/98 - 11/30/01       11,142         22,284       33,425
Jeffrey T. Mezger          220       12/1/98 - 11/30/01        4,902          9,805       14,707
Glen Barnard               300       12/1/98 - 11/30/01        6,685         13,370       20,055
Guy Nafilyan               -0-       12/1/98 - 11/30/01          -0-            -0-          -0-
William R. Cardon          220       12/1/98 - 11/30/01        4,902          9,805       14,707

--------------------------------------------------------------------------------
(a) At the beginning of fiscal 1999, the Company awarded Performance Units under the UPP for the fiscal 1999 - 2001 performance period. Each Performance Unit represents the opportunity to receive an award payable in shares of Common Stock. The target award for each Performance Unit is 44.57 shares of Common Stock. The actual number of shares awarded at the end of the performance period will depend upon the Company's cumulative EPS (weighted at 75%) and average ROI (weighted at 25%) during the performance period. The target number of shares will be awarded if a specified, targeted cumulative EPS and average ROI are achieved for the period. The threshold number of shares (22.29 shares per Performance Unit), equal to 50% of the target number, will be awarded if a specified minimum cumulative EPS and average ROI are achieved for the period. Achievement of either the specified minimum cumulative EPS or average ROI, but not both, would result in a smaller payout than the threshold number of shares. The maximum number of shares (66.86 shares per Performance Unit), equal to 150% of the target number, will be awarded if the specified maximum cumulative EPS and average ROI for the period are achieved or exceeded. The dollar value of any payout in shares will depend on the number of shares awarded at the end of the performance period and the market value of the Common Stock at that time.

(b) No award will be made upon the vesting of a Performance Unit if neither the specified minimum cumulative earnings per share nor the specified minimum average return on investment is achieved for the 1999 - 2001 performance period.

                             RELATED PARTY MATTERS
                            ------------------------

LEWIS HOMES ACQUISITION

On January 7, 1999, the Company acquired substantially all of the homebuilding assets of the Lewis Homes group of companies ("Lewis Homes"). Prior to the acquisition, Lewis Homes was one of the largest privately held homebuilders in the United States based on the number of homes delivered. The purchase price included the issuance of 7,886,686 shares of the Company's Common Stock, of which 2,034,924 shares are beneficially owned by Mr. Randall W. Lewis and 3,043,422 shares are beneficially owned by Mr. Robert E. Lewis. Mr. Randall Lewis, Mr. Robert Lewis, other members of the Lewis family and a former senior executive officer of Lewis Homes share beneficial ownership of an additional 400,000 shares. The remaining 2,408,340 shares of Common Stock issued by the Company in connection with the Lewis Homes acquisition are beneficially owned by other members of the Lewis family and the former senior executive officer of Lewis Homes. As of the close of the acquisition, Mr. Randall Lewis was elected a Senior Vice President and director of the Company, and Mr. Robert Lewis was elected President of the Company's Nevada operations. As of January 6, 2000 and November 30, 1999, respectively, Mr. Randall Lewis and Mr. Robert Lewis resigned as officers of the Company, but entered into one year contracts to provide consulting services to the Company.

Shareholder Agreement. In connection with the Lewis Homes purchase agreement (the "Purchase Agreement"), the Company and the various individuals and entities that are recordholders of the shares of Common Stock issued in the acquisition, including Mr. Randall Lewis and Mr. Robert Lewis (the "Lewis Shareholders"), entered into a Shareholder Agreement (the "Shareholder Agreement"). Pursuant to the Shareholder Agreement, among other things, the Company agreed to elect a designee of the Lewis Shareholders to serve on the Company's Board of Directors until the Company's Annual Meeting of Shareholders in 2000 (the "2000 Annual Meeting"). In accordance with the Shareholder Agreement, effective January 7, 1999, Mr. Randall Lewis was elected to the Company's Board of Directors.

  If for any reason Mr. Randall Lewis shall become unable or shall otherwise cease to serve as a director before the 2000 Annual Meeting, the Lewis Shareholders will be entitled to designate another person, among certain persons specified in the Shareholder Agreement, to complete the term and the Company is obligated to use its best efforts to cause the Board to elect such designee to complete the term.

  Under the Shareholder Agreement, the Lewis Shareholders have agreed to vote all shares of the Company's Common Stock beneficially owned by them in accordance with the recommendations of the Company's Board of Directors. This agreement regarding voting provides that it will be suspended if and for as long as (i) the aggregate beneficial ownership of the Company's Common Stock by the Lewis Shareholders falls below 10% or (ii) the Company's Board does not nominate the Lewis Shareholders' designee for election at the 2000 Annual Meeting or a subsequent annual meeting at which directors of the designee's class are nominated for election. The Company's Board of Directors has, although it was not obligated to under the Shareholder Agreement, nominated Mr. Randall Lewis to stand for reelection at the 2000 Annual Meeting.

  The Shareholder Agreement also provides that no Lewis Shareholder may offer, sell or transfer any shares of Common Stock issued in the acquisition without offering the Company the right of first refusal, except in compliance with certain exceptions set forth in the Shareholder Agreement. This agreement regarding share transfers will be suspended if and for so long as (i) the aggregate beneficial ownership of the Company's Common Stock by the Lewis Shareholders falls below 5% or (ii) their aggregate beneficial ownership is between 5% and 10%, and the Company's Board does not nominate the Lewis Shareholders' designee for election at the 2003 Annual Meeting or a subsequent annual meeting at which directors of the designee's class are nominated for election.

  The shares of Common Stock held by the Lewis Shareholders are "restricted" shares and may not be resold without a registration statement or in compliance with Securities and Exchange Commission regulations that limit the number of shares that may by resold without registration in a given period. The Company has agreed to file a registration statement for the sale of the shares held by the Lewis Shareholders in three increments at the Lewis Shareholders' request from July 1, 2000 (or earlier, in limited circumstances) to July 1, 2002.

Real Property Purchase and Option Agreements. Under the Purchase Agreement, the Company has a right of first refusal through January 7, 2003 to purchase certain residential properties that may be developed by the Lewises in California or Nevada. As of February 15, 1999, the Company had not exercised its right to purchase any such properties.

  The Lewises retained ownership of certain residential properties, including Sierra Lakes, a 2,000-lot master plan community in Fontana, California. The Lewises have granted the Company options to purchase over a period of no more than ten years all of the approximately 2,000 lots anticipated to be developed in Sierra Lakes. Pursuant to the Purchase Agreement, in 1999 the Company made a $5 million deposit against these options, which deposit eventually will be offset against the purchase price of the lots, if and to the extent the Company exercises its options. As of February 15, 2000, the Company had exercised options to purchase, and had acquired, 258 lots in the Sierra Lakes community for an aggregate purchase price of approximately $9.6 million, none of which was offset by the $5 million deposit. Mr. Randall Lewis and Mr. Robert Lewis directly or indirectly own approximately 3% and 4%, respectively, of the Lewises' interest in the Sierra Lakes project. Other members of the Lewis family and a former senior executive officer of Lewis Homes own the balance of the ownership interests in the Sierra Lakes project.

  The Company has entered into certain other option and purchase agreements to acquire residential properties developed in California and Nevada by the Lewises. On an aggregate basis, the Company may acquire a total of approximately 407 lots under these agreements. If the Company acquires all of the lots under these agreements, the aggregate purchase price for all lots will be approximately $22.3 million. As of February 15, 2000, the Company had acquired 292 lots under these agreements, for aggregate consideration of approximately $20.7 million. The Company has deposited approximately $274,000 under one of the option agreements, which deposit will be incrementally offset against the purchase price of the final lots acquired under that agreement, if and to the extent the Company determines to exercise its option to purchase all of the lots. Mr. Randall Lewis and Mr. Robert Lewis directly or indirectly have a weighted average ownership interest of 35% and 11%, respectively, in such properties. Other members of the Lewis family and a former senior executive officer of Lewis Homes own the balance of the ownership interests in such properties.

  All of the foregoing real property purchase and option agreements were negotiated at arm's length as part of the Lewis Homes acquisition. The Company believes that such agreements are on terms that are at least as favorable to the Company as those obtained by the Company in similar arms-length agreements with unrelated third parties.

Employment and Consulting Agreements. Through January 6, 2000, Mr. Randall Lewis was a Senior Vice President of the Company and was engaged under an employment with the Company that provided for a monthly salary of $20,000 and an annual bonus and other benefits on a level comparable to other senior officers of the Company. As of January 7, 2000, Mr. Randall Lewis stepped down as Senior Vice President and entered into a non-employee consulting agreement with the Company under which he is engaged to assist the Company in the design, marketing, merchandising and performance of the Company's New Home Showrooms, products and other matters. The agreement provides for a term through November 30, 2000 and a monthly retainer of $8,333.

  From January 7, 1999 through November 30, 1999, Mr. Robert Lewis was President of the Company's Nevada operations and was engaged under an employment agreement with the Company. The agreement provided for an annual salary of $230,000 and an annual bonus and other benefits on a level comparable to other senior officers of the Company. As of December 1, 1999, Mr. Robert Lewis stepped down as President of the Company's Nevada operations and entered into a non-employee consulting agreement with the Company under which he is engaged to continue to assist the Company's Nevada and other domestic operations in a variety of capacities. The agreement provides for a term through November 30, 2000 and a monthly retainer of $16,667.

  From January 7, 1999 through January 7, 2000, Mr. Richard Lewis, a brother of Mr. Randall Lewis and Mr. Robert Lewis, was engaged under a non-employee consulting agreement with the Company under which was engaged to assist the Company in identifying, entitling and developing land suitable for single family residential construction by the Company. Mr. Richard Lewis received a monthly retainer of $15,000 under the agreement.

OTHER RELATED PARTY TRANSACTIONS

Through its mortgage banking subsidiary, the Company offers home mortgage loans to its employees and directors. These mortgage loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and do not involve more than the normal risk of collectability. Such loans are typically promptly sold to third-party mortgage purchasers.

                                 PROPOSAL TWO:
                              STOCKHOLDER PROPOSAL

                            ------------------------

Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, NY 10003, the beneficial owner of 15,527 shares of Common Stock and has notified the Company that it intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders. The proposal is set forth below along with the Company's reasons for recommending a vote AGAINST the proposal. The Board of Directors and the Company accept no responsibility for the accuracy of the proposal or the proponent's supporting statement.

STOCKHOLDER PROPOSAL

"RESOLVED: The stockholders of Kaufman & Broad Home Corporation request that the board of directors take the necessary steps in accordance with Delaware law to declassify the board of directors so that all directors are elected annually such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected."

STATEMENT OF PROPOSING STOCKHOLDER

"Kaufman & Broad shareholders adopted this resolution at the 1999 annual meeting, but to date, the Company has not taken any steps to declassify the board of directors. We are therefore resubmitting the resolution to shareholders.

  "The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of our Company and its stockholders.

  "We therefore urge our fellow shareholders to support declassification of the Company's board of directors, which is divided into three classes with approximately one-third of the directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give shareholders an opportunity to register their views on the performance of the board collectively and each director individually. We believe that electing directors in this manner is one of the best methods available to shareholders to ensure that the Company will be managed in a manner that is in the best interest of stockholders.

  "We believe that this step is warranted both as a matter of sound corporate governance and also in light of the disappointing return in recent years. Kaufman & Broad's stock price has lagged behind the S&P 500 index over the past year, as well over the previous three and five year periods. For the five year period ending February 11, 2000, the Company stock price has lagged behind two of its three peers in the S&P homebuilding group.

  "A number of companies have declassified boards. We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders. In the unlikely event that stockholders do vote to replace all directors, such a decision would express shareholder dissatisfaction with the incumbent directors and reflect the need for change.

  "WE URGE YOU TO VOTE FOR THIS RESOLUTION."

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST THE PROPOSAL

Your Board of Directors recommends that you vote AGAINST the shareholder proposal.

  As a result of last year's stockholder proposal to declassify director elections, in October 1999 the Nominating and Corporate Governance Committee of your Board of Directors (the "Governance Committee") met in a special session for the purpose of considering the Company's classified board structure. The Governance Committee is solely comprised of independent outside directors. Among other things, the Governance Committee considered in detail the arguments put forth by various opponents of classified boards (including the views of the proposing shareholder), published articles on the subject, statistical analyses of the effect classified boards on takeover premiums and share prices, and the opinions of the Company's financial advisor, legal counsel and proxy solicitor. Based on its review, the Governance Committee concluded that the Company's classified board continues to be in the best interests of the Company and its stockholders, and it subsequently recommended to the full Board of Directors that no action be taken this year to declassify election of the Company's directors. For the reasons summarized below, your Board -- the large majority of which are outside directors -- concurred with the Governance Committee's recommendation.

  Your Board believes that a classified board maximizes long-term shareholder value, particularly through the development and execution of multi-year strategic plans, such the Company's highly successful "KB2000" business plan. Classified director elections help to create a more stable Board that has a richer historical and long-term view of the Company's business and is less likely to make sudden changes in corporate policy based on misplaced short term goals.

  Further, in the event of a hostile takeover attempt for the Company, the fact that at least two-thirds of your directors have terms of more than one year will encourage the person seeking control of the Company to initiate arm's-length discussions with management and the Board, both of whom are in the best position to negotiate a transaction that maximizes the Company's value and is most favorable to all stockholders. There is significant empirical evidence to support the view that classified boards help maximize premiums paid in unfriendly takeovers.

  At the same time, annual elections in which a third of the Board is elected each year offer stockholders a regular opportunity to renew and reinvigorate corporate decision-making -- and, if desired, to express dissatisfaction with the Board -- while maintaining the basic integrity of corporate policy from year to year.

  For these reasons, approximately 60% of Fortune 500 companies provide for the staggered election of directors. This percentage has remained constant for the last several years.

  In addition, the shareholder vote in support of this proposal at the 1999 Annual Meeting represented approximately 44% of the Company's outstanding shares. Your Board is therefore of the view that it is reasonable to conclude that last year less than a majority of the Company's shareholders were dissatisfied with the Company's classified board structure.

  Finally, contrary to the proposing shareholder's assertion, on an overall basis the performance of the Company's Common Stock has and continues to improve relative to its peer group, as evidenced in the Performance Graphs on page 20. FOR THE FIVE YEAR PERIOD ENDED NOVEMBER 30, 1999, THE COMPANY'S COMMON STOCK HAS OUTPERFORMED THE S&P HOMEBUILDING INDEX, AND LAST YEAR IT PERFORMED SIGNIFICANTLY BETTER THAN EVERY

COMPANY IN THE S&P HOMEBUILDING INDEX. MORE IMPORTANTLY, THE COMPANY'S FORWARD PRICE TO EARNINGS RATIO RELATIVE TO ITS PEER GROUP HAS STEADILY IMPROVED, AND FOR THE LAST SEVERAL MONTHS THE COMPANY HAS HELD A PREMIER P/E VALUATION RELATIVE TO ALL OTHER PUBLICLY-HELD HOMEBUILDERS, INCLUDING ITS PEERS IN THE S&P HOMEBUILDING INDEX.

  ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                                 OTHER MATTERS

                            ------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all such Forms were filed on a timely basis by the Company's reporting persons during 1999, except that certain option grants made to Ms. McAboy and Messrs. Henn, Karatz, Pachino and Praw in November 1998 were reported on their 1999 Forms 5.

FINANCIAL STATEMENTS

The Company's audited consolidated financial statements and notes thereto, including selected financial information and management's discussion and analysis of financial condition and results of operations for the fiscal year ended November 30, 1999 are included at pages 42 through 79 of the Company's 1999 Annual Report to Stockholders, which is being mailed to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent auditors thereon, selected financial information, and management's discussion and analysis of financial condition and results of operations in the Annual Report are incorporated by reference herein.

INDEPENDENT ACCOUNTANTS

The firm of Ernst & Young LLP served as the Company's independent auditors for 1999. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

OTHER BUSINESS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by properly delivered proxies on such matters in accordance with their judgment in the best interest of the Company.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Any proposal of a stockholder intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than November 1, 2000. Further, management proxies for the Company's 2001 Annual Meeting of Stockholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide the Company with written notice of such proposal prior to January 17, 2001.

COST AND METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, and the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. The Company will use the services of Georgeson Shareholder Communications Inc., a professional soliciting organization, to assist in proxy solicitation and in distributing proxy materials to institutions, brokerage houses, custodians, nominees and other fiduciaries. The Company estimates the costs for such services will not exceed $5,000.

By Order of the Board of Directors,

Kimberly N. King
Corporate Secretary and
Director, Corporate Legal Affairs

March 1, 2000
Los Angeles, California

--------------------------------------------------------------------------------

                       HELP ELIMINATE DUPLICATE MAILINGS

     SECURITIES AND EXCHANGE COMMISSION RULES PERMIT US TO SEND A SINGLE COPY OF THE ANNUAL REPORT TO KAUFMAN AND BROAD HOME CORPORATION STOCKHOLDERS RESIDING IN THE SAME HOUSEHOLD WITH STOCKHOLDER CONSENT. IF THE ANNUAL REPORT ACCOMPANYING THIS PROXY STATEMENT IS A DUPLICATE COPY FOR YOUR HOUSEHOLD, YOU MAY DISCONTINUE RECEIVING THIS DUPLICATE COPY BY MARKING THE APPROPRIATE BOX ON YOUR PROXY CARD OR SO INDICATING WHEN PROMPTED DURING TELEPHONE VOTING. IF YOU CHOOSE TO DO SO, WE WILL NOT SEND FUTURE ANNUAL REPORTS TO THE ACCOUNT ADDRESS LISTED ON THAT PROXY CARD, UNLESS YOU REQUEST THAT WE RESUME SUCH MAILINGS.
--------------------------------------------------------------------------------

                       Kaufman and Broad Home Corporation
                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                www.kbhomes.com

PROXY


                       KAUFMAN AND BROAD HOME CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 6, 2000


    The undersigned hereby appoints Bruce Karatz, Michael F. Henn and Kimberly
N. King, and each of them, as proxies with full power of substitution and revocation, to vote all of the shares of Kaufman and Broad Home Corporation Common Stock the undersigned is entitled to vote at the Kaufman and Broad Home Corporation Annual Meeting of Stockholders to be held on April 6, 2000, or at any adjournment thereof, upon the Proposals set forth on the reverse side of this Proxy Card and described in the accompanying Proxy Statement, and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSAL 2, AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)









-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example.

--------------------------------------------------------------------------------
                       Directors recommend a vote "FOR":
--------------------------------------------------------------------------------

                                                                     WITHHOLD
                                                   FOR              AUTHORITY
                                            (Except as marked      to vote for
                                            to the contrary)     nominees listed


1. ELECTION OF DIRECTORS in Class II

   Nominees: 01 Bruce Karatz
             02 Randall W. Lewis                    [ ]               [ ]


To withhold authority to vote for any individual nominee, strike a line through the nominee's name.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Directors recommend a vote "AGAINST":
--------------------------------------------------------------------------------

2. STOCKHOLDER PROPOSAL                                FOR    AGAINST   ABSTAIN

concerning declassification of election of directors   [ ]      [ ]       [ ]

--------------------------------------------------------------------------------


FOR STOCKHOLDERS WITH MULTIPLE ACCOUNTS ONLY:

Mark this box to discontinue receipt of an Annual Report
for this account.                                                         [ ]

FOR ELECTRONIC DELIVERY OF FUTURE MATERIALS:

Mark this box to consent to future access to Annual Reports               [ ]
and Proxy Statements via the Internet. If this box is marked, printed materials for any future stockholder meeting will no longer be delivered to this account. This consent can be revoked at any time, upon which the distribution of printed materials will resume.


Signature(s) ________________________________________ Date _______________, 2000

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

--------------------------------------------------------------------------------
                  [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

                         ------------------------------
                               VOTE BY TELEPHONE

                          QUICK *** EASY *** IMMEDIATE
                         ------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.840.1208 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.


--------------------------------------------------------------------------------
OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------


WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2:  If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

-    Proposal 1:    to vote FOR ALL nominees, press 1;

                    to WITHHOLD AUTHORITY for all nominees, press 9;

                    to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.

-    Proposal 2:    to vote AGAINST, press 9; to vote FOR, press 1; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.


                  -------------------------------------------
                      PLEASE DO NOT RETURN THE ABOVE PROXY
                      CARD IF YOU HAVE VOTED BY TELEPHONE
                  -------------------------------------------

                 [KAUFMAN AND BROAD HOME CORPORATION LETTERHEAD]


                                  March 1, 2000



TO: PARTICIPANTS IN THE COMPANY'S 401(K) SAVINGS PLAN

     The Company has placed approximately 6.5 million shares of Common Stock into a Grantor Stock Trust where they are being held to fund benefits for our employees under, among other things, the Company's 401(k) Savings Plan. As a participant in the 401(k) Savings Plan, you have certain rights to direct the voting of these shares at the upcoming Annual Meeting. Your voting rights are based upon the number of shares of Common Stock you held in your 401(k) Savings Plan account as of February 10, 2000.

     The 6.5 million shares held by the Grantor Stock Trust represent approximately 13.5% of the Company's shares eligible to vote at the Annual Meeting. Accordingly, these shares give our employees a strong voice in the direction of the Company.

     To exercise your voting rights for your 401(k) Savings Plan shares, as well as the shares in the Grantor Stock Trust, please complete the enclosed Voting Instruction Card. It directs the Trustee for the 401(k) Savings Plan and the Trustee for the Grantor Stock Trust how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD USING THE ENCLOSED RETURN ENVELOPE BY NO LATER THAN APRIL 3, 2000 IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE 401(K) SAVINGS PLAN AND GRANTOR STOCK TRUST.

     For reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" the two nominees for director and "AGAINST" the stockholder proposal.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if you also are a stockholder and/or hold options under the Company's employee stock option plans, you will receive a separate mailing containing another Proxy Card/Voting Instructions Card for those shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR OPTIONHOLDER BY USING THE PROXY CARD YOU RECEIVE WITH EACH OF THOSE PACKAGES. Please return any Proxy Card/Voting Instructions Card you might receive separately in the separate return envelope provided with each package.

     As noted, you may receive more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. Please return any extra copies to the Company's Legal Department where they will be re-used or recycled.

     If you need further assistance, please contact Kimberly King at (310) 231-4123. Thank you.



                                    Sincerely,


                                    /s/ BRUCE KARATZ
                                    -------------------------------
                                    Bruce Karatz
                                    Chairman
                                    and Chief Executive Officer

PROXY

                       KAUFMAN AND BROAD HOME CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2000

         CONFIDENTIAL INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY TRUSTEE FOR THE KAUFMAN AND BROAD HOME CORPORATION 401(k) SAVINGS PLAN
                    AND WACHOVIA BANK, N.A. TRUSTEE FOR THE
             KAUFMAN AND BROAD HOME CORPORATION GRANTOR STOCK TRUST

     Receipt of proxy material for the above Annual Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Kaufman and Broad Home Corporation (the "Company") held by you for my account under the Company's Amended and Restated 401(k) Savings Plan and all of the votes I am entitled to direct under the Company's Grantor Stock Trust at the Company's Annual Meeting of Stockholders to be held on April 6, 2000 at 9:00 a.m., and at all adjournments thereof, on the matters as indicated on the reverse side of this card and in your discretion on any other matters that may come before the Annual Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy FOR Proposal 1 and AGAINST Proposal 2, and upon such other business as may come before the Annual Meeting in accordance with the Board of Directors' recommendation.

    PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY,
                 EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)
-------------------------------------------------------------------------------
                  [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

             ------------------------------------------------------
             INSTRUCTION CARD    KAUFMAN AND BROAD HOME CORPORATION
             ------------------------------------------------------
                  ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2000
             ------------------------------------------------------

             Dear Fellow Employee:

                Just a reminder, your vote and your investment in Kaufman and
             Broad Home Corporation are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than April 3, 2000 to ensure that your vote is counted.


                                                  Bruce Karatz
                                                  Chairman and
                                                  Chief Executive Officer

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example.

--------------------------------------------------------------------------------
                       Directors recommend a vote "FOR":
--------------------------------------------------------------------------------

                                                                     WITHHOLD
                                                   FOR              AUTHORITY
                                            (Except as marked      to vote for
                                            to the contrary)     nominees listed


1. ELECTION OF DIRECTORS in Class II

   Nominees: 01 Bruce Karatz
             02 Randall W. Lewis                    [ ]               [ ]


To withhold authority to vote for any individual nominee, strike a line through the nominee's name.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Directors recommend a vote "AGAINST":
--------------------------------------------------------------------------------

2. STOCKHOLDER PROPOSAL                                FOR    AGAINST   ABSTAIN

concerning declassification of election of directors   [ ]      [ ]       [ ]

--------------------------------------------------------------------------------


FOR STOCKHOLDERS WITH MULTIPLE ACCOUNTS ONLY:

Mark this box to discontinue receipt of an Annual Report
for this account.                                                         [ ]



Signature(s) ________________________________________ Date _______________, 2000

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

--------------------------------------------------------------------------------
                   [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

                         ------------------------------
                               VOTE BY TELEPHONE

                          QUICK *** EASY *** IMMEDIATE
                         ------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.840.1208 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.


--------------------------------------------------------------------------------
OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------


WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2:  If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

-    Proposal 1:    to vote FOR ALL nominees, press 1;

                    to WITHHOLD AUTHORITY for all nominees, press 9;

                    to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.

-    Proposal 2:    to vote AGAINST, press 9; to vote FOR, press 1; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.


                  -------------------------------------------
                      PLEASE DO NOT RETURN THE ABOVE PROXY
                      CARD IF YOU HAVE VOTED BY TELEPHONE
                  -------------------------------------------

                 [KAUFMAN AND BROAD HOME CORPORATION LETTERHEAD]


                                  March 1, 2000



TO: PARTICIPANTS IN THE COMPANY'S EMPLOYEE STOCK OPTION PLANS

     The Company has placed approximately 6.5 million shares of Common Stock into a Grantor Stock Trust where they are being held to fund benefits for our employees under, among other things, the Company's employee stock option plans. As a participant in one or more of the stock option plans, you have certain rights to direct the voting of these shares at the upcoming Annual Meeting. Your voting rights are based upon the number of unexercised options you held under the option plans as of February 10, 2000.

     The 6.5 million shares held by the Grantor Stock Trust represent approximately 13.5% of the Company's shares eligible to vote at the Annual Meeting. Accordingly, these shares give our employees a strong voice in the direction of the Company.

     To exercise your voting rights, please complete the enclosed Voting Instruction Card. It directs the Trustee for the Grantor Stock Trust how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD USING THE ENCLOSED RETURN ENVELOPE BY NO LATER THAN APRIL 3, 2000 IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE GRANTOR STOCK TRUST.

     For reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" the two nominees for director and "AGAINST" the stockholder proposal.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if you also are a stockholder and/or own shares of Common Stock under the Company's 401(k) Savings Plan, you will receive a separate mailing containing another Proxy Card/Voting Instruction Card for those shares. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR 401(K) PLAN PARTICIPANT BY USING THE PROXY CARD YOU RECEIVE WITH EACH OF THOSE PACKAGES. Please return any Proxy Card/Voting Instruction Card you may receive separately in the separate return envelope provided with each package.

     As noted, you may receive more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. Please return any extra copies to the Company's Legal Department where they will be re-used or recycled.

     If you need further assistance, please contact Kimberly King at (310) 231-4123. Thank you.

                               Sincerely,


                               /s/ BRUCE KARATZ
                               ------------------------------
                               Bruce Karatz
                               Chairman
                               and Chief Executive Officer

PROXY

                       KAUFMAN AND BROAD HOME CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2000

                CONFIDENTIAL INSTRUCTIONS TO WACHOVIA BANK, N.A.
               TRUSTEE FOR THE KAUFMAN AND BROAD HOME CORPORATION
                              GRANTOR STOCK TRUST


     We respect to the voting at the Annual Meeting of Stockholders of Kaufman and Broad Home Corporation (the "Company") to be held on April 6, 2000, or any adjournment or postponement thereof, the undersigned participant in the Company's employee stock option plans hereby directs Wachovia Bank, N.A., as Trustee of the Company's Grantor Stock Trust, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the Grantor Stock Trust in accordance with the following instructions:

THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT UNDER THE COMPANY'S GRANTOR STOCK TRUST WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF THIS CARD IS SIGNED AND RETURNED, BUT NO CHOICES ARE INDICATED, THE VOTES THAT THE UNDERSIGNED IS ENTITLED TO DIRECT WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSAL 2, AND UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

    PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY,
                 EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                   [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

             -----------------------------------------------------
             INSTRUCTION CARD   KAUFMAN AND BROAD HOME CORPORATION
             -----------------------------------------------------
                  ANNUAL MEETING OF STOCKHOLDERS APRIL 6, 2000
             -----------------------------------------------------

Dear Fellow Employee:

     Just a reminder, your vote and your investment in Kaufman and Broad Home Corporation are very important. Please complete and return your Confidential Instruction Card for tabulation by no later than April 3, 2000 to ensure that your vote is counted.



                                        Bruce Karatz
                                        Chairman and
                                        Chief Executive Officer

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example.

--------------------------------------------------------------------------------
                       Directors recommend a vote "FOR":
--------------------------------------------------------------------------------

                                                                     WITHHOLD
                                                   FOR              AUTHORITY
                                            (Except as marked      to vote for
                                            to the contrary)     nominees listed


1. ELECTION OF DIRECTORS in Class II

   Nominees: 01 Bruce Karatz
             02 Randall W. Lewis                    [ ]               [ ]


To withhold authority to vote for any individual nominee, strike a line through the nominee's name.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
*** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Directors recommend a vote "AGAINST":
--------------------------------------------------------------------------------

2. STOCKHOLDER PROPOSAL                                FOR    AGAINST   ABSTAIN

concerning declassification of election of directors   [ ]      [ ]       [ ]

--------------------------------------------------------------------------------


FOR STOCKHOLDERS WITH MULTIPLE ACCOUNTS ONLY:

Mark this box to discontinue receipt of an Annual Report
for this account.                                                         [ ]



Signature(s) ________________________________________ Date _______________, 2000

Note: Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Joint owners should sign.

--------------------------------------------------------------------------------
                   [ARROW UP] FOLD AND DETACH HERE [ARROW UP]

                         ------------------------------
                               VOTE BY TELEPHONE

                          QUICK *** EASY *** IMMEDIATE
                         ------------------------------


Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

CALL OUR TOLL FREE NUMBER 1.800.840.1208 ON A TOUCH TONE TELEPHONE AT ANY TIME OF THE DAY OR NIGHT. THERE IS NO CHARGE TO YOU FOR THIS CALL.

YOU WILL BE ASKED TO ENTER THE 11-DIGIT CONTROL NUMBER LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.


--------------------------------------------------------------------------------
OPTION 1:  To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------


WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2:  If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

-    Proposal 1:    to vote FOR ALL nominees, press 1;

                    to WITHHOLD AUTHORITY for all nominees, press 9;

                    to WITHHOLD AUTHORITY for an individual nominee, press 0 and listen to the instructions.

-    Proposal 2:    to vote AGAINST, press 9; to vote FOR, press 1; to ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.


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                      PLEASE DO NOT RETURN THE ABOVE PROXY
                      CARD IF YOU HAVE VOTED BY TELEPHONE
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